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                                                                    Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (PolyOne Corporation post-effective amendment number 1 on form S-8 to form S-4 Registration No. 333-37344) of our report dated January 25, 2000, included in The Geon Company's Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Dallas, Texas
October 9, 2000